DILLARD'S, INC.

               6.625% NOTE DUE NOVEMBER 15, 2008
REGISTERED                                             REGISTERED
NO. R-1
CUSIP 254067 AM3

     If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

          DILLARD's, INC., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture, hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $100,000,000 (ONE HUNDRED MILLION DOLLARS) on November 15, 2008, and to pay interest thereon from November 16, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 1999, at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment.

     Reference is hereby made to the further provisions  of  this
Security   set  forth  on  the  reverse  hereof,  which   further
provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated: November 16, 1998

  TRUSTEE'S CERTIFICATE                 DILLARD'S, INC.
    OF AUTHENTICATION

This is one of the Securities           By: ________________________
of   the   series  designated                Senior Vice President
therein  referred to in the                  and Chief Financial Officer
within-mentioned Indenture.

THE CHASE MANHATTAN BANK (formerly      ATTEST:
known as Chemical Bank), Trustee

By: _____________________________       By: __________________________
      Authorized Officer                      Assistant Secretary

                      Reverse Side of Note

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This  Security  is  one  of  a  duly  authorized  issue   of
securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1988, as supplemented by a First Supplemental Indenture, dated as of December 16, 1988, a Second Supplemental Indenture dated as of September 14, 1990 and a Third Supplemental Indenture dated as of August 7, 1998 (as so supplemented, herein called the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     The Securities of this series are not subject to redemption prior to maturity.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN  - as  joint  tenants with right of survivorship  and not as tenants in common
     UNIF GIFT MIN ACT  -  _____________________ Custodian______________
                                (Cust)                      (Minor)
                  under Uniform Gifts to Minors Act _______
                                                    (State)


           Additional abbreviations may also be used though not in the above list.

   FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER
OF ASSIGNEE
 ____________________
/____________________/______________________________________________________
                      Please print or typewrite name and address of assignee

_________________________________________________________________
the   within  Instrument  of  the  said  Company  and  do  hereby irrevocably constitute and appoint

___________________________________________________________, Attorney
to transfer the said Instrument on the books of the said Company with full power of substitution in the premises.


Dated: _________________________


                                   ______________________________
                                   NOTICE: THE SIGNATURE TO  THIS
                                   ASSIGNMENT   MUST   CORRESPOND
                                   WITH  THE NAME AS WRITTEN UPON
                                   THE FACE OF THE INSTRUMENT  IN
                                   EVERY    PARTICULAR,   WITHOUT
                                   ALTERATION OR ENLARGEMENT,  OR
                                   ANY CHANGE WHATEVER